Exhibit 99.1

Staktek Holdings (now Entorian Technologies) Reports Fourth Quarter and Full Year 2007 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--Staktek® Holdings, Inc. (NASDAQ: STAK), which today is announcing that it changed its name to Entorian™ Technologies Inc. (NASDAQ: ENTN), is a market-leading provider of advanced electronic technologies and solutions for enterprise, consumer and other high-growth markets, and today announces financial results for the fourth quarter and full year ended December 31, 2007.

Fourth Quarter 2007 Results

Total revenue for the fourth quarter was $13.0 million, which was in line with the company’s previously stated guidance, compared to $10.9 million in the third quarter of 2007 and $14.0 million in the fourth quarter of 2006. Product revenue in the fourth quarter, which reflects the combined revenue generated from Staktek’s stacking services and Southland, was $11.1 million, compared to $8.7 million in the third quarter 2007 and $11.1 million in the same period a year ago. License revenue was $1.9 million, compared to $2.2 million in the previous quarter and $2.9 million in the fourth quarter 2006.

“During the fourth quarter, the company further continued its business expansion into major enterprise OEMs and data center customers as a result of our Southland acquisition,” commented Wayne Lieberman, president and CEO of Staktek. “We continued to make good progress integrating Southland. We have been consolidating equipment and plant capacities, as well as identifying other areas of increased efficiencies and scale. We are also beginning to leverage our expanded customer base and sales channels to increase the deployment of our technologies in the enterprise server market.”

During the fourth quarter, the company took a non-cash impairment charge of $27.9 million relating to goodwill associated with the acquisition of Staktek in 2003. Including this charge, the net loss for the fourth quarter was $31.7 million, or ($0.68) per share, compared to a net loss of $1.3 million, or ($0.03) per share, in the third quarter of 2007 and a net loss of $796,000, or ($0.02) per share, in the fourth quarter of 2006.

Excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles, the non-GAAP net loss for the fourth quarter of 2007 was $1.1 million, or ($0.02) per diluted share, compared to non-GAAP net income of $973,000, or $0.02 per diluted share, in the previous quarter. Non-GAAP net income in the fourth quarter of 2006 was $2.1 million, or $0.04 per diluted share. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables following the text of this press release.

Cash, cash equivalents and short-term investments on December 31, 2007 totaled $61.9 million, compared to $57.3 million on September 31, 2007. During the quarter, the company repurchased 274,000 shares of its common stock under its repurchase program at a cost of $767,000.

Full Year 2007 Results

Total revenue for the full year ended December 31, 2007 was $40.9 million, compared to $55.6 million for the year ended December 31, 2006. Total product revenue was $34.5 million, compared to $43.1 million for the full year 2006 and license revenue was $6.4 million for 2007, compared to $12.5 million for 2006. On a GAAP basis, total gross margin was 18 percent for the full year of 2007, compared to 37 percent for the full year of 2006.

Under GAAP, and including the non-cash goodwill impairment, the operating loss for the full year 2007 was $43.1 million. The full year net loss was $40.0 million, or ($0.85) per diluted share, compared to the net loss of $454,000, or ($0.01) per diluted share, for the full year 2006. Excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles, the operating loss for 2007 was $3.4 million and the net loss was $509,000, or ($0.01) per diluted share.

Mr. Lieberman concluded, “During the year, we further leveraged our IP with the development of additional technologies targeted at the consumer electronics market. We also made measurable progress commercializing our FlashStak product through securing an additional large customer. Looking to 2008, we will continue to evaluate synergistic acquisition opportunities that support our vision towards becoming the leading provider of Enterprise-class advanced electronic technologies and solutions that relies on mechanical and electrical packaging as a key advantage in the enterprise, consumer, industrial and other high-growth markets.”

Business Outlook

Staktek expects first quarter 2008 total revenue to range between approximately $8 million to $10 million, with product revenue ranging between $6.8 million and $8.5 million and license revenue ranging between $1.2 million and $1.5 million.

New Corporate Name

Staktek is also announcing today that it changed its name to Entorian™ Technologies Inc. (NASDAQ: ENTN). The name change reflects the company’s vision to move beyond chip-stacking solutions and become a leading provider of advanced electronic technologies and solutions for high-speed, high-capacity systems, as well as to expand its footprint evolving from its consumer technologies. This vision is built on an 18-year foundation of electrical and mechanical packaging expertise, as well as a deep intellectual property portfolio consisting of more than 230 patent and pending patent applications. The company’s common stock will begin trading on NASDAQ under ‘ENTN’ effective with the market open on February 28, 2008, and will operate its web site under http://www.entorian.com, also effective February 28, 2008. The company’s new CUSIP number is 29383P 100. Holders of stock certificates bearing the name “Staktek” may continue to hold these certificates and will not be required to exchange them for new certificates.

Web Cast and Conference Call

Staktek will host a conference call and web cast with investors today, February 27, 2008, at 3:30 p.m. Central time (4:30 p.m. Eastern time) to discuss the fourth quarter and fiscal year 2007 financial results and the business outlook for the first quarter of 2008. Investors and other interested parties may access the call by dialing 800-289-0496 in the U.S. (913-312-1472 outside of the U.S.), with the confirmation code 3804955, at least 10 minutes prior to the start of the call. In addition, an audio web cast will be available through the Staktek web site at http://www.staktek.com. A replay will be available for 48 hours following the call at 888-203-1112 in the U.S. (719-457-0820 outside of the U.S.), confirmation code 3804955.

Cautionary Language

This press release contains forward-looking statements. These statements are generally accompanied by words such as “expect,” “anticipate,” “believe,” “estimate,” and similar expressions. These statements include our estimates of first quarter 2008 revenue and our beliefs regarding future efficiencies in distribution, engineering and manufacturing. We do not have long-term agreements with our customers or sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, transitions in the technologies utilized by OEMs and others (including but not limited to increased use of dual-die and planar solutions and a continuing shift from DDR-1 to DDR-2) and the resulting impact on our business; reduced DRAM pricing and less demand for our products, due to a DRAM oversupply in certain instances; having significant customer concentration and the impact on our operating results of a material decline in orders from any customer or of a consolidation of our customers; the risk that a competitor or significant customer develops or adopts an alternative solution or competing product; the risk that demand for our solutions is lower than expected; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for systems that incorporate our technologies; our inability to successfully integrate our acquisition of Southland Micro Systems; an increased risk associated with the volatility of the price of DRAM, given our increased purchases of DRAM as a result of our acquisition of Southland; the risks associated with expanding into new markets without past experience in those markets and to releasing new products generally; the risk that our new technologies, such as our NAND Flash-memory stacking technologies, FlashStak X-2, ArctiCore and MobileStak™, are not completed, tested or accepted in a timely fashion; the risk that we are unable to protect our intellectual property rights; the risk that we are unable to productize or monetize the intellectual property that we develop; the areas in California and Mexico in which we manufacture are subject to earthquakes, fires, flooding and other natural disasters, for some of which we are not insured; the risk that we will be unable to enter into additional license agreements to license our technologies; the risks associated with intellectual property litigation or other litigation; the risk that our customers or we are unable to obtain adequate memory or other materials; the risk that we incur problems in our manufacturing processes or facilities or that we are unable to maintain or improve our manufacturing capacity and turnaround times; risks related to qualifying our current or future products in our customers’ future products; risks related to increasing our royalty-based revenue; risks associated with competing with larger companies and companies with market share where we are targeting expansion; risks related to product liability claims in the event our services and technologies are used in defective products or include defective parts; risks associated with failing to achieve standardization of certain of our products (such as ArctiCore) from JEDEC; risks associated with acquiring other businesses or technologies in the future; our inability to identify companies to acquire; and the risks associated with our dependence on a few key personnel to manage our business effectively.

For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 8, 2007. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Non-GAAP Financial Measurements

In addition to the GAAP results provided by this document, the Company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Also, this press release, the associated tables and the reconciliation from GAAP results to additional non-GAAP financial measurements that may be discussed in the fourth quarter 2007 earnings conference call can be found on the Company's web site at http://www.staktek.com. Staktek has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the Company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

About Staktek Holdings

Staktek is a market-leading provider of advanced electronic technologies and solutions for enterprise, consumer and other high-growth markets. With an IP portfolio of more than 230 patents and pending patent applications, the company offers high-speed, high capacity solutions, and technology licensing. Headquartered in Austin, Texas, Staktek operates two ISO-certified manufacturing facilities in Irvine, California and Reynosa, Mexico. For more information today, go to http://www.staktek.com. For more information beginning February 28, 2008, go to http://www.entorian.com.

Staktek and Entorian are trademarks of Staktek Group LP.

STAKTEK HOLDINGS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (in thousands, except per share data; unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2007	2007	2006
Revenue:
Product	$11,088	$8,756	$11,087
License	1,923	2,185	2,869
Total revenue	13,011	10,941	13,956
Cost of revenue:
Product (1)	10,151	6,522	7,769
Amortization and impairment of acquisition intangibles	1,154	1,120	1,656
Total cost of revenue	11,305	7,642	9,425
Gross profit	1,706	3,299	4,531
Operating expenses:
Selling, general and administrative (1)	5,150	4,101	3,690
Research and development (1)	1,011	1,373	1,907
Restructuring	(24)	356	-
Goodwill impairment	27,903	-	-
Amortization of acquisition intangibles	272	183	204
Total operating expenses	34,312	6,013	5,801
Loss from operations	(32,606)	(2,714)	(1,270)
Other income (expense):
Interest income	578	798	842
Interest expense	(6)	(2)	(14)
Other	111	(34)	5
Total other income, net	683	762	833
Loss before income taxes	(31,923)	(1,952)	(437)
Provision (benefit) for income taxes	(237)	(695)	359
Net loss	$(31,686)	$(1,257)	$(796)
Loss per share:
Basic	$(0.68)	$(0.03)	$(0.02)
Diluted	$(0.68)	$(0.03)	$(0.02)
Shares used in computing loss per share:
Basic	46,810	46,997	47,780
Diluted	46,810	46,997	47,780

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$106	$109	$203
Selling, general and administrative expense	939	1,280	1,162
Research and development expense	126	180	244
	$1,171	$1,569	$1,609

STAKTEK HOLDINGS, INC. CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (in thousands, except per share data; unaudited)

	Twelve Months Ended
	Dec. 31,	Dec. 31,
	2007	2006
Revenue:
Product	$34,490	$43,084
License	6,380	12,472
Total revenue	40,870	55,556
Cost of revenue:
Product (1)	28,250	28,247
Amortization and impairment of acquisition intangibles	5,077	6,623
Total cost of revenue	33,327	34,870
Gross profit	7,543	20,686
Operating expenses:
Selling, general and administrative (1)	15,980	14,805
Research and development (1)	5,654	8,238
Restructuring	332	391
Goodwill impairment	27,903	-
Amortization of acquisition intangibles	730	817
Total operating expenses	50,599	24,251
Loss from operations	(43,056)	(3,565)
Other income (expense):
Interest income	3,051	3,077
Interest expense	(17)	(19)
Other	25	(77)
Total other income, net	3,059	2,981
Loss before income taxes	(39,997)	(584)
Benefit for income taxes	(10)	(130)
Net loss	$(39,987)	$(454)
Loss per share:
Basic	$(0.85)	$(0.01)
Diluted	$(0.85)	$(0.01)
Shares used in computing loss per share:
Basic	47,156	48,080
Diluted	47,156	48,080

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$426	$595
Selling, general and administrative expense	4,732	4,599
Research and development expense	790	1,022
	$5,948	$6,216

STAKTEK HOLDINGS, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except per share data; unaudited)

	Three Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2007	2007	2006
GAAP loss from operations	$(32,606)	$(2,714)	$(1,270)
Non-GAAP adjustments:
Amortization and impairment of acquisition intangibles	1,426	1,303	1,860
Goodwill impairment	27,903	-	-
Stock-based compensation expense	1,171	1,569	1,609
Total non-GAAP adjustments	30,500	2,872	3,469
Non-GAAP income (loss) from operations	$(2,106)	$158	$2,199

GAAP net loss	$(31,686)	$(1,257)	$(796)
Total non-GAAP adjustments affecting income from operations	30,500	2,872	3,469
Tax adjustment (1)	87	(642)	(595)
Non-GAAP net income (loss)	$(1,099)	$973	$2,078

Shares used in calculating non-GAAP diluted earnings (loss) per share	46,810	47,877	48,897

Non-GAAP diluted earnings (loss) per share	$(0.02)	$0.02	$0.04

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

STAKTEK HOLDINGS, INC. RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (in thousands, except per share data; unaudited)

	Year Ended
	Dec. 31,	Dec. 31,
	2007	2006
GAAP loss from operations	$(43,056)	$(3,565)
Non-GAAP adjustments:
Amortization and impairment of acquisition intangibles	5,807	7,440
Goodwill impairment	27,903	-
Stock-based compensation expense	5,948	6,216
Total non-GAAP adjustments	39,658	13,656
Non-GAAP income (loss) from operations	$(3,398)	$10,091

GAAP net loss	$(39,987)	$(454)
Total non-GAAP adjustments affecting income from operations	39,658	13,656
Tax adjustment (1)	(180)	(4,310)
Non-GAAP net income (loss)	$(509)	$8,892

Shares used in calculating non-GAAP diluted earnings (loss) per share	47,156	49,421

Non-GAAP diluted earnings (loss) per share	$(0.01)	$0.18

(1) The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

STAKTEK HOLDINGS, INC. CONSOLIDATED CONDENSED BALANCE SHEETS (in thousands)

	Dec. 31,	Dec. 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$34,013	$40,797
Investments	27,912	38,874
Accounts receivable	5,681	5,479
Inventories	2,921	2,355
Prepaid expenses	633	638
Income tax recoverable	1,969	-
Deferred tax asset	143	341
Other current assets	916	878
Total current assets	74,188	89,362
Property, plant and equipment, net	9,212	6,766
Deferred tax asset	-	932
Goodwill	4,953	28,081
Other intangibles, net	10,826	9,903
Other assets	234	147
Total assets	$99,413	$135,191

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$3,348	$1,228
Accrued compensation	1,428	2,159
Accrued liabilities	3,056	1,083
Income taxes payable	-	343
Current maturities of capitalized lease obligations	21	19
Total current liabilities	7,853	4,832
Capitalized lease obligations, less current maturities	54	75
Other accrued liabilities	199	256
Deferred tax liabilities	38	-

Stockholders' equity:
Capital stock	163,350	157,245
Treasury stock	(25,601)	(20,676)
Accumulated other comprehensive loss	44	(4)
Accumulated deficit	(46,524)	(6,537)
Total stockholders' equity	91,269	130,028
Total liabilities and stockholders' equity	$99,413	$135,191

CONTACT:
Staktek Holdings, Inc.
Kirk Patterson, 512-454-9531
Senior Vice President and CFO
investors@staktek.com
or
Investor Contact
Shelton Investor Relations
For Staktek Holdings, Inc.
Beverly Twing, 972-239-5119 x 126
investors@staktek.com